UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2022

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-40432	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 9, 2022, the Company issued a press release announcing its entry into the Note Purchase Agreement, dated as of September 9, 2022, among Tuesday Morning Corporation, Tuesday Morning, Inc., certain other subsidiaries of Tuesday Morning Corporation, and TASCR Ventures CA, LLC, and the expected timing of its announcement of financial results for the fiscal year ended July 2, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.”

(d)	Exhibits.

10.1*	Note Purchase Agreement, dated as of September 9, 2022, among Tuesday Morning Corporation, Tuesday Morning, Inc., certain other subsidiaries of Tuesday Morning Corporation, and TASCR Ventures CA, LLC]

99.1	Press Release dated September 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#       The schedules and exhibits to the Note Purchase Agreement are omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

  The Note Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the other parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Note Purchase Agreement were made only for purposes of the Note Purchase Agreement and as of specific dates therein, were solely for the benefit of the parties to the Note Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Note Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Note Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Note Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date September 12, 2022	By:	/s/ Jennyfer R. Gray
Jennyfer R. Gray
Vice President, Interim General Counsel and Corporate Secretary

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